Limited Brands Announces the Closing of its Offering of Senior Notes Due 2022
COLUMBUS, Ohio, February 7, 2012
Limited Brands, Inc. (NYSE: LTD) ("Limited Brands") announced today the closing of its previously announced offering of $1 billion 5.625% senior notes due 2022 (the “Notes”).
A registration statement relating to the offering of the Notes has been filed with the United States Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the Notes may be made only by means of a prospectus supplement and the accompanying prospectus.
For additional information regarding the terms of the offering of the Notes, please contact Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001, toll-free at 1-800-294-1322 or J.P. Morgan Securities LLC, 270 Park Avenue, New York 10017, collect at 1-212-834-4533, or Citigroup Global Markets Inc., 390 Greenwich Street, New York, NY 10013, collect at 1-212-723-6020.
ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,623 specialty stores in the United States and its brands are sold in more than 600 company-operated and franchised additional locations world-wide.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. For a discussion of risks and uncertainties that may affect the future results of Limited Brands, please see “Item 1A. Risk Factors” in our 2010 Annual Report on Form 10-K.